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    [Letterhead of Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA
02116-5022, USA, Tel: +1-617-437-2000, Fax: +1-617-437-2111, www.deloitte.com]

                                                                  Exhibit (j)(2)


            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement (No. 333-73433) on Form N-1A of our report dated March 19, 2004, relating to the financial statements and financial highlights which appear in the January 31, 2004, Annual Report to Shareholders of the State Street Research Institutional Core Fixed Income Fund, State Street Research Institutional Core Plus Fixed Income Fund, State Street Research Institutional Large Cap Growth Fund and State Street Research Institutional Large Cap Analyst Fund, each a series of State Street Research Institutional Funds, which Annual Report is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ Deloitte & Touche LLP


Boston, Massachusetts
May 26, 2004